UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2026 (March 2, 2026)

AMBASE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-07265	95-2962743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7857 WEST SAMPLE ROAD, SUITE 134
CORAL SPRINGS, FLORIDA  33065
 (Address of principal executive offices, including zip code)

(201) 265-0169
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

   None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry Into a Material Definitive Agreement.

As previously disclosed in periodic reports filed by AmBase Corporation (the “Company”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s financial statements have expressed a qualification about the Company’s ability to continue as a going concern and the Company has been considering various alternatives to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property.

The Company has been considering and evaluating various strategic funding and financing alternatives in order to raise capital. Possible funding alternatives considered have included a variety of sources, including but not limited to litigation funding agreements, offerings of equity or debt securities, loans, or any combination thereof with third parties, existing shareholders of the Company and/or Company management.

Litigation Funding Agreement and Summary of Terms

In order to provide the necessary cash resources to continue operations and continue the litigation related to the 111 West 57th Property, and pay amounts currently owed, on March 2, 2026, the Company and Mr. Richard A. Bianco, the Company’s Chairman, President and Chief Executive Officer (“RAB”) entered into a Litigation Funding Agreement (the “RAB 2026 LFA”), pursuant to which the Company and RAB have agreed that RAB will provide up to an aggregate initial amount of Six Million Dollars ($6,000,000) (plus such additional amounts as may be necessary from time to time and as agreed to by the Company and RAB at such time).

The RAB 2026 LFA amount shall be used as follows: Upon execution of the RAB 2026 LFA by all parties the several promissory notes between RAB and the Company outstanding as of such date in the aggregate principal amount of Four Million Dollars ($4,000,000) (the “RAB Promissory Notes”), shall be deemed converted to the RAB 2026 LFA. The accrued but unpaid interest on the RAB Promissory Notes of approximately two hundred twenty thousand ($220,000) shall stay outstanding and continue to accrue interest on the same terms as the RAB Promissory Notes but the maturity date of this indebtedness shall be three (3) years from the end of the month of the execution date of the RAB 2026 LFA. Additionally, Bianco shall, (i) within five (5) business days of the execution of this RAB 2026 LFA, pay to the Company by wire transfer of immediately available funds, One Million Dollars ($1,000,000) to be used to pay a portion of  outstanding litigation related expenses  and (ii) within thirty (30) days of the execution of this RAB 2026 LFA, in whole or in part, pay to the Company by wire transfer of immediately available funds an aggregate of One Million Dollars ($1,000,000) to be retained and used by the Company for working capital needs and certain other litigation related expenses, including expert witness fees, consulting fees and disbursements incurred by the Company or reasonably anticipated to be incurred by the Company.

The following is a description of the principal terms of the RAB 2026 LFA.

In consideration for RAB’ commitment to provide the Litigation Fund Amount, the Company shall distribute any and all consideration it actually receives in connection with any Future Recovery Litigation, including an amount in cash equal to the fair market value of any non-cash consideration received, whether by judgment, award, order, settlement or otherwise, including, without limitation, any damages (punitive or otherwise), penalties, or interest (such amounts, collectively, the “Litigation Proceeds”) as follows:

Twenty-five percent (25%) of all Litigation Proceeds that are in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000) (the “Preliminary Company Preference Amount”) to RAB, pursuant to the 2017 LFA.

The remaining seventy-five percent (75%) of all Litigation Proceeds that are in excess of the Preliminary Company Preference Amount, plus the Preliminary Company Preference Amount, to RAB and the Company as follows:

•
If and to the extent the Litigation Proceeds are received after the Funding Date but on or before September 30, 2026: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus an amount equal to fifty percent (50%) of the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company; and

•
If and to the extent the Litigation Proceeds are received after September 30, 2026 but on or before the twelve (12) month anniversary of the Funding Date: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus one (1) times the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company.

•
If and to the extent the Litigation Proceeds are received after the twelve (12) month anniversary of the Funding Date but on or before the twenty four (24) month anniversary of the Funding Date: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus one and one-half (1.5) times the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company.

•
If and to the extent the Litigation Proceeds are received after the twenty-four (24) month anniversary of the Funding Date]: (x) first, to RAB until the aggregate amount received by RAB hereunder equals the sum of the Litigation Fund Amount plus one and eight tenths (1.8) times the aggregate Litigation Fund Amount, and (y) then, the remaining Litigation Proceeds, if any, to the Company.

The RAB 2026 LFA also contains customary representations and warranties and agreements of the Company and RAB and customary indemnification rights and obligations of the parties.

The foregoing description of the RAB 2026 LFA is qualified entirely by reference to that agreement.  A copy of the RAB 2026 LFA is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

The terms of the RAB 2026 LFA were evaluated by a Special Committee of the Board comprised of one independent director, advised by the Company’s outside litigation counsel and outside securities counsel. Based upon review and consideration by the Special Committee of various factors, including review of the existing litigation related to the 111 West 57th Property, the results of the prior search for litigation funding alternatives, the Company’s need for financing, and the terms of the RAB 2026 LFA, the Special Committee determined that the RAB 2026 LFA was fair and in the best interests of the Company and its stockholders, and the Board of Directors ratified and approved the determinations of the Special Committee.

Additionally, the Company currently has a note payable issued in August 2024 to BARC Investments LLC (“BARC”) of two million dollars ($2,000,000) plus accrued interest (the “2024 BARC Note”). Pursuant to the 2024 BARC Note, the amounts due BARC, at its option, can be converted into a litigation funding agreement pari-pasu with other litigation funding entity(ies).  In order to allow the Company to use its existing working capital and the proceeds of the Litigation Fund Amount (as defined in the LFA agreements) to be provided by other Funders to finance the Company’s continued expenses with respect to the Future Recovery Litigation, rather than be required to apply or reserve such working capital and proceeds for repayment of the 2024 BARC Note, BARC exercised its option under the 2024 BARC Note and the Company and BARC have entered into an agreement (the “BARC 2026 LFA”) pursuant to which BARC will convert the Two Million Dollars ($2,000,000) principal amount of the 2024 BARC Note, plus such additional amounts as may be necessary from time to time and as agreed to by the Company and BARC at such time, into a right to receive Litigation Proceeds on terms pari-passu with those provided under the RAB 2026 LFA. Those terms will therefore further reduce the Company’s share of any future Litigation Proceeds. The accrued but unpaid interest on the 2024 BARC Note of approximately two hundred thousand ($200,000) shall stay outstanding and continue to accrue interest on the same terms as the 2024 BARC Note but the maturity date of this indebtedness shall be three (3) years from the end of the month of the execution date of the BARC 2026 LFA.

The foregoing description of the BARC 2026 LFA is qualified entirely by reference to that agreement.  A copy of the BARC 2026 LFA is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

As previously disclosed in the reports filed by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s financial statements have expressed a qualification about the Company’s ability to continue as a going concern.

In order to continue as a going concern and fund anticipated future litigation expenses, the Company will need to raise additional capital.  The Company continues to explore all possible strategic alternatives to meet is capital needs, including but not limited to, raising additional capital through the sale of equity or debt securities or long-term borrowings, which may include additional borrowings from affiliates of the Company, financial institutions or other stockholders of the Company, litigation funding agreements from affiliates of the Company, financial institutions, other stockholders of the Company, or other third parties, and seeking recoveries from various sources. The Company intends for any sales of debt or equity securities or any borrowings from any parties to be on market terms to be agreed upon at the time of any transaction. However, there can be no assurance that the Company will be able to raise capital or obtain financing on terms acceptable to the Company, if at all.

As noted above, the Company continues to explore all possible strategic alternatives to meet its capital needs. Litigation funding agreements are special types of financing arrangements that generally are structured so that the litigation funder would receive back their initial funding amount first (i.e. before any recovery is received by the Company), plus an additional multiple ranging from 1.0 times to 3.5 times the amount funded (depending on various factors), plus depending on the funder, additional fees, expenses, interest and potentially an additional percentage of the total recovery received. If the Company continues to source capital through one or more litigation funding agreements, there can be no assurance that the Company would be able to secure any such additional litigation funding on acceptable terms or at all.

While the Company’s management is evaluating future courses of action to protect and/or recover the value of the Company’s equity investment in the 111 West 57th Property, the adverse developments make it uncertain as to whether any such courses of action will be successful. Any such efforts are likely to require sustained effort over a period of time and substantial additional capital. The Company continues to explore all possible strategic alternatives to meet is capital needs, including but not limited to, raising additional capital through the sale of equity or debt securities or long-term borrowings, which may include additional borrowings from affiliates of the Company, financial institutions or other stockholders of the Company, litigation funding agreements from affiliates of the Company, financial institutions, other stockholders of the Company, or other third parties, and seeking recoveries from various sources. Inability to recover all or most of such value would, in all likelihood, have a material adverse effect on the Company’s financial condition and future prospects. The Company can give no assurances with regard if it will prevail with respect to any of its claims.

With respect to its disputes and litigation relating to its interest in the 111 West 57th Property, the Company is pursuing, and will continue to pursue, other options to realize the Company’s investment value, various legal courses of action to protect its legal rights, recovery of its asset value from various sources of recovery, as well as considering other possible economic strategies, including the possible sale of the Company’s interest in and/or rights with respect to the 111 West 57th Property; however, there can be no assurance that the Company will prevail with respect to any of its claims.

The information in this Current Report on Form 8-K should be read in conjunction with the Company’s annual report on Form 10-K for the year ended December 31, 2024 and quarterly report on Form 10-Q for the quarter ended September 30, 2025 (collectively, the “Prior Periodic Reports”). A more complete discussion of the Company’s financial condition and results of operations are also set forth in the Prior Periodic Reports, including without limitation the disclosures under the headings “Risk Factors” and “Cautionary Statement for Forward-Looking Information.”

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title

10.1	RAB 2026 LFA between Richard A. Bianco (“RAB”) and the Company.

10.2	BARC 2026 LFA between BARC Investments LLC (“BARC”) and the Company.

104.1	The Cover Page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMBASE CORPORATION

By	/s/ John Ferrara
John Ferrara
Vice President and Chief Financial Officer and Controller
AmBase Corporation
Date: March 4, 2026